UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2015

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, Patrick Goulding stepped down as chief financial officer, treasurer and secretary of Global Net Lease, Inc. (the “Company”) by mutual agreement with the Company to pursue other opportunities. There were no disagreements between Mr. Goulding and the Company.

On November 19, 2015, the board of directors of the Company appointed Timothy Salvemini to serve as chief financial officer, treasurer and secretary of the Company, the Company’s advisor and the Company’s property manager, effective December 1, 2015. There are no related party transactions involving Mr. Salvemini that are reportable under Item 404(a) of Regulation S-K.

Mr. Salvemini, 44 has served as chief administrative officer of Rouse Properties, Inc., a publicly-traded REIT, from 2014 to 2015 and chief accounting officer of Rouse Properties from 2012 to 2014, and from 2010 to 2012 served as Vice President – Finance and Accounting of Brookfield Asset Management, Inc., an asset manager with over $175 billion in assets under management. Prior to serving at Brookfield Asset Management, Mr. Salvemini served in various roles at Crystal River Capital Inc., a publicly-traded mortgage REIT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Net Lease, Inc.

Date: November 19, 2015	By:	/s/ Scott J. Bowman
Scott J. Bowman Chief Executive Officer